EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated April 14, 2004, relating to the consolidated financial statements of Activecore Technologies, Inc. (formerly IVP Technology Corporation) and Subsidiaries (the "Company") as of and for the year ended December 31, 2003, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004.

                                               WEINBERG & COMPANY, P.A.
                                               Certified Public Accountants

Boca Raton, Florida
March 21, 2006